EXHIBIT 21

SUBSIDIARIES OF REGISTRANT	JURISDICTION OF INCORPORATION OR ORGANIZATION

U.S. Entities
PFS DISTRIBUTION COMPANY	DELAWARE
GK FINANCE CORPORATION	DELAWARE
PILGRIM'S PRIDE FUNDING CORPORATION	DELAWARE
PILGRIM’S TURKEY COMPANY, LLC	DELAWARE
PPC OF DELAWARE BUSINESS TRUST	DELAWARE
PPC OF DELAWARE, INC.	DELAWARE
PPC TRANSPORTATION COMPANY	DELAWARE
PILGRIM’S PRIDE, LLC	DELAWARE
PPC OF DELAWARE LLC	DELAWARE
POPPSA 3, LLC	DELAWARE
POPPSA 4, LLC	DELAWARE
AGRATECH SEEDS INC.	GEORGIA
AGRATRADE FINANCING, INC.	GEORGIA
AGVESTMENTS, INC.	GEORGIA
GK PECANS, INC.	GEORGIA
LUKER INC.	GEORGIA
PPC OF ALABAMA, INC.	GEORGIA
PILGRIM’S PRIDE CORPORATION FOUNDATION, INC.	GEORGIA
GC PROPERTIES, GP	GEORGIA
PILGRIM’S PRIDE CORPORATION POLITICAL ACTION COMMITTEE, INC.	GEORGIA
PILGRIM’S PRIDE AFFORDABLE HOUSING CORPORATION PILGRIM’S PRIDE OF NEVADA, INC.	NEVADA NEVADA
PPC MARKETING, LTD.	TEXAS
GK INSURANCE COMPANY	VERMONT
VALLEY RAIL SERVICE, INC.	VIRGINIA
PILGRIM’S PRIDE CORPORATION OF WEST VIRGINIA, INC.	WEST VIRGINIA

Foreign Entities
MAYFLOWER INSURANCE	BERMUDA
TO-RICOS DISTRIBUTION, LTD.	BERMUDA
TO-RICOS, LTD.	BERMUDA
AVICOLA PILGRIM’S PRIDE DE MEXICO, S. DE R.L. DE C. V.	MEXICO
CARNES Y PRODUCTOS AVICOLA S DE MEXICO S. DE R.L. DE C. V. (INACTIVE)	MEXICO
COMERCIALIZADORA DE CARNES DE MEXICO S. DE R.L. DE C. V.	MEXICO
COMPANIA INCUBADORA HIDALGO S. DE R.L. DE C. V.	MEXICO
GALLINA PESADA S.A. DE C.V.	MEXICO
GRUPO PILGRIM’S PRIDE FUNDING HOLDINGS S. DE R.L. DE C.V.	MEXICO
GRUPO PILGRIM’S PRIDE FUNDING S. DE R.L. DE C.V.	MEXICO
INMOBILIARIA AVICOLA PILGRIM’S PRIDE, S. DE R.L.	MEXICO
OPERADORA DE PRODUCTOS AVICOLAS S. DE R.L. DE C. V. (INACTIVE)	MEXICO
PILGRIM’S PRIDE S. DE R.L. DE C. V.	MEXICO
SERVICIOS ADMINISTRATIVOS PILGRIM’S PRIDE S. DE R.L. DE C. V.	MEXICO